NELSON BAKER BIOTECH

Phone 605-275-2025
Office 500 W Hanger Street - Sioux Falls, SD 57104
www.nelsonbaker.com

AGREEMENT BETWEEN OWNER AND NELSON BAKER BIOTECH, INC.

C20032R0 20MGY Hydrous USP Grade Ethanol

Highwater Ethanol, LLC

August 13, 2020

TABLE OF CONTENTS

AGREEMENT BETWEEN OWNER AND NELSON BAKER BIOTECH, INC.

THIS AGREEMENT is by and between Highwater Ethanol, LLC (OWNER) and Nelson Baker Biotech, Inc. (NELSON BAKER).

OWNER and NELSON BAKER hereby agree as follows:

ARTICLE 1 – DEFINITIONS AND TERMINOLOGY

1.01 Defined Terms

A. Wherever used in the Contract Documents and capitalized, the following terms have meanings indicated which are applicable to both the singular and plural thereof. In addition to terms specifically defined, capitalized terms in the Contract Documents include references to identified articles and paragraphs, and the titles of other documents or forms.

1. *Affiliate*: A company which directly or indirectly, through one (1) or more intermediaries, controls, or is controlled by, or is under common control with a party. For this purpose, control means the direct or indirect ownership of, in aggregate, fifty per cent (50%) or more of the voting capital of a company.

2. *Agreement*: This agreement between OWNER and NELSON BAKER covering the Work, including all Exhibits, Schedules, and other documents incorporated by reference. The Agreement supersedes prior negotiations, representations, or agreements, whether written or oral.

3. *Application for Payment*: The form which is to be used by NELSON BAKER in requesting progress or final payments and which is to be accompanied by such supporting documentation as is required by the Contract Documents.

4. *Bonds*: Performance and payment bonds and other instruments of security.

5. *Business Day*: A day on which banks are open for transactions in the state of the Work.

6. *Change Order*: A written order which is signed by NELSON BAKER and OWNER which authorizes an addition, deletion or revision in the Work, or an adjustment in the Contract Price or the Contract Times, issued on or after the Effective Date of the Agreement.

7. *Claim*: A demand or assertion by OWNER or NELSON BAKER seeking an adjustment of Contract Price or Contract Times, or both or other relief with respect to the terms of the Agreement. A demand for money or services by a third party is not a claim.

8. *Conceptual Documents*: The drawings and specifications and/or other graphic or written materials, criteria and information concerning OWNER's requirements for the Project, such as design objectives and constraints, space, capacity and performance requirements, flexibility and expandability, including those items enumerated in the Request for Proposals which show or describe the character and scope of, or relate to, the Work to be performed or furnished and which have been prepared by or for OWNER.

9. *Construction*: The part of the Work that is the result of performing or furnishing of labor, the furnishing and incorporating of materials and equipment into the Work and the furnishing of services (other than Design Professional Services) and documents, all as required by the Contract Documents.

10. *Contract Documents*: Those items so designated in Paragraph 9.01 of this Agreement. Only printed or hard copies of the items listed in the Agreement are Contract Documents.

11. *Contract Price*: The moneys payable by OWNER to NELSON BAKER for completion of the Work in accordance with the Contract Documents.

12. *Contract Times*: The numbers of days or the dates stated in the Agreement to (i) achieve Mechanical Completion, and (ii) complete the Work so that it is ready for final payment in accordance with Paragraph 6.03.

13. *Defective* or *Defect*: Any portion of the Work that is faulty, does not achieve Mechanical Completion as intended or otherwise is not in conformance with the Contract Documents, or has been damaged prior to Final Payment provided that the Defect was not caused by OWNER, its Affiliates, Subcontractors, OWNER's Consultant or any other person under OWNER's control, contractual or otherwise.

14. *Design Professional Services*: That part of the Work comprised of services relating to the preparation of Drawings, Specifications, and other design submittals specified by the Contract Documents and required to be performed by licensed design professionals, as well as other services provided by or for licensed design professionals during bidding/negotiating, Construction, or operational phases.

15. *Drawings*: Those portions of the Contract Documents prepared by or for NELSON BAKER and approved by OWNER consisting of drawings, diagrams, illustrations, schedules and other data which show the scope, extent, and character of the Work.

16. *Effective Date of the Agreement*: The date on which the Agreement is signed and delivered by the last of the two parties to sign and deliver.

17. *Final Completion*: The date on which all the Work is deemed to be completed and can be used for the intended purpose.

18. *Hazardous Environmental Condition*: The presence at the Site of asbestos, Hazardous Waste, PCB's, Petroleum products or Radioactive Materials in such

quantities or circumstances that may present a substantial danger to persons or property exposed thereto in connection with the Work.

19. *Hazardous Waste*: The term Hazardous Waste shall have the meaning provided in Section 1004 of the Solid Waste Disposal Act (42 USC Section 6903) as amended from time to time.

20. *Laws or Regulations*: Any and all applicable laws, rules, regulations, ordinances, codes, and orders of any and all governmental bodies, agencies, authorities and courts having jurisdiction.

21. *Liens*: Charges, security interests or encumbrances upon real property or personal property.

22. *Mechanical Completion.* Defined in Section 4.05 below.

23. *Notice to Proceed*: A written notice given by OWNER to NELSON BAKER fixing the date on which the Contract Times will commence to run and on which NELSON BAKER shall start to perform the Work.

24. *OWNER*: The individual or entity with whom NELSON BAKER has entered into the Agreement and for whom the Work is to be performed.

25. *OWNER's Consultant*: An individual or entity with whom the OWNER may contract to furnish services to OWNER with respect to the Project and who is identified as such by OWNER to NELSON BAKER.

26. *Partial Utilization*: Use by OWNER of a mechanically completed part of the Work for the purpose for which it is intended (or a related purpose) prior to Mechanical Completion of all the Work. The term "partially utilized" as applied to all or part of the Work refer to Partial Utilization thereof.

27. *PCBs*: Polychlorinated biphenyls.

28. *Petroleum*: Petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), such as oil, petroleum, fuel oil, oil sludge, oil refuse, gasoline, kerosene, and oil mixed with other non-Hazardous Wastes and crude oils.

29. *Project*: The total construction of which the Work to be provided under the Contract Documents may be the whole, or a part as indicated elsewhere in the Contract Documents.

30. *Proposal*: The documents submitted by NELSON BAKER in response to the Request for Proposals setting forth the design concepts, proposed prices, and other conditions for the Work to be performed.

31. *Punch List*: A list of items within a project, prepared by the OWNER and confirmed by NELSON BAKER which remain to be corrected or completed at the time of Mechanical Completion.

32. *Radioactive Material*: Source, special nuclear, or byproduct material as defined by the Atomic Energy Act of 1954 (42 USC Section 2011 et seq.) as amended from time to time.

33. *Request for Proposals*: The document prepared by or for OWNER specifying and describing OWNER's objectives and the procedure to be followed in preparing and submitting a Proposal and awarding a contract.

34. *Schedule of Values*: A schedule prepared by NELSON BAKER and acceptable to OWNER indicating that portion of the Contract Price to be paid for each major component of the Work.

35. *Site*: Lands or other areas designated in the Contract Documents as being furnished by OWNER upon which Construction is to be performed, including rights-of-way and easements for access thereto, and such other lands furnished by OWNER which are designated for use of NELSON BAKER.

36. *Specifications*: The part of the Contract Documents prepared by or for NELSON BAKER and approved by OWNER consisting of written technical descriptions of materials, equipment, construction systems, standards and workmanship as applied to the Work and certain administrative details applicable thereto.

37. *Subcontractor*: An individual or entity other than a Supplier having a direct contract with NELSON BAKER or with any other Subcontractor for the performance of a part of the Work.

38. *Supplier*: A manufacturer, fabricator, supplier, distributor, material man or vendor having a direct contract with NELSON BAKER or with any Subcontractor to furnish materials or equipment to be incorporated in the Work by NELSON BAKER or any Subcontractor.

39. *Transmittal:* A written or graphic document prepared by or for NELSON BAKER which is required by the Contract Documents to be submitted to OWNER by NELSON BAKER. Transmittals may include Drawings, Specifications, progress schedules, shop drawings, samples, cash flow projections, and Schedules of Values. Transmittals other than Drawings and Specifications are not Contract Documents.

40. *Work*: The entire design and construction or the various separately identifiable parts thereof required to be performed or furnished under the Contract Documents. Work includes and is the result of performing or furnishing Design Professional Services and Construction required by the Contract Documents.

Unless stated otherwise in the Contract Documents, words or phrases that have a well-known technical or construction industry or trade meaning are used in the Contract Documents in accordance with that meaning.

ARTICLE 2 – WORK

2.01 NELSON BAKER shall, subject to and as defined in its Proposal PR20032R3 20MGY Hydrous USP Grade Ethanol dated 8/7/2020, perform or cause to be performed all completion of design engineering, detailed engineering, procurement of equipment and materials, and construction related services including but not limited to: management; supervision; labor; safety management; quality control; inspections; testing and equipment start-up; materials procurement; procurement of equipment; equipment receiving, handling, storage, setting and installation; installation of temporary utilities and other temporary facilities as necessary to complete construction of the Project in conformance with the Contract Documents (the “Work”).

ARTICLE 3 – THE PROJECT

3.01 The Project, of which the Work under the Contract Documents may be the whole or only a part, is generally described as follows:

“Project” means the mechanical design and construction of a 20MGY Hydrous USP Grade Ethanol system.

ARTICLE 4 – CONTRACT TIMES

4.01 The Contract Times will commence to run on the day indicated in the Notice to Proceed; provided, however, in no event shall the Contract Times commence to run before the satisfaction of all of the following conditions precedent: (i) OWNER has provided to NELSON BAKER a binding letter of credit from OWNER’s lender(s) and any other sufficient evidence, in NELSON BAKER’s reasonable discretion, that OWNER has obtained adequate financing to pay the Contract Price and complete the Project, (ii) the entire amount of the Down Payment is paid pursuant to Paragraph 6.01 of this Agreement, and (iii) all permits required prior to commencement of Construction have been obtained by OWNER and such permits contain requirements to which NELSON BAKER has given its written approval. Unless otherwise agreed in advance in writing by NELSON BAKER, a Notice to Proceed given prior to the satisfaction of all of the foregoing conditions precedent shall be null and void and ineffective to begin the commencement of the Contract Times. In such event, OWNER shall issue a proper Notice to Proceed upon the satisfaction of the conditions precedent.

4.02 Starting the Work

A. Except for the Work NELSON BAKER deems necessary to perform prior to the commencement of the Contract Times, NELSON BAKER shall start to perform the Work on the date or within a reasonable time after the Contract Times commences to run.

4.03 Preliminary Schedules and Proof of Insurance

A. A Preliminary Progress Schedule is attached as ***Exhibit B***.

B. A Schedule of Values for the Work, which includes prices of items aggregating the Contract Price, is attached hereto as ***Exhibit E***. The Schedule of Values subdivides the Work into component parts to serve as the basis for progress payments during performance of the Work.

C. Before any work at the Site is started, NELSON BAKER and OWNER shall each deliver to the other, with copies to each additional insured, certificates of insurance (and other evidence of insurance which either of them or any additional insured may reasonably request) which NELSON BAKER and OWNER respectively are required to purchase and maintain in accordance with Article 8 of the Agreement.

4.04 Partial Utilization

A. Prior to Final Completion, OWNER may use or occupy any Mechanically Completed part of the Construction which (i) has specifically been identified in the Contract Documents, or (ii) OWNER and NELSON BAKER agree, in writing, constitute a separately functioning and usable part of the Construction that can be used by OWNER for its intended purpose without significant interference with NELSON BAKER's performance of the remainder of the Construction, subject to the following:

1. OWNER at any time may request NELSON BAKER in writing to permit OWNER to use or occupy any such part of the Construction which OWNER believes to be ready for its intended use and mechanically complete. If NELSON BAKER agrees that such part of the Work is mechanically complete, NELSON BAKER and OWNER will follow the procedures of Paragraph 4.05 for that part of the Construction.

2. NELSON BAKER at any time may notify OWNER in writing that NELSON BAKER considers any such part of the Work ready for its intended use and mechanically complete. NELSON BAKER and OWNER will then follow the procedures of Paragraph 4.05 for that part of the Construction.

3. No use or occupancy of part of the Construction will be accomplished prior to compliance with the requirements of Paragraph 8.06 regarding property insurance.

4.05 Mechanical Completion

A. When NELSON BAKER or OWNER believes the Work, or a portion thereof, is Mechanically Complete, OWNER and NELSON BAKER shall make an inspection of the Work to determine the status of Mechanical Completion. OWNER and NELSON BAKER shall jointly inspect the Work and identify in writing any and all Punch List Items to be completed or corrected. At the time of preparation of the Punch List Items, the parties shall also make a written determination as to division of authority and responsibilities between OWNER and NELSON BAKER with respect to security, safety, maintenance, heat, utilities, insurance, warranties and operating parameters with respect to the Project pending completion of the Punch List Items. Within five (5) Business Days of the inspection, NELSON BAKER will prepare and deliver to OWNER a Certificate of Mechanical Completion which shall fix the date of Mechanical Completion. Attached to the certificate shall be a list of items to be completed or corrected before Final Payment (Punch List Items). If OWNER does not reject the certificate within five (5) Business Days in writing, giving reasons therefore, the OWNER shall have accepted the Mechanical Completion.

B. Notwithstanding the foregoing, if OWNER uses any portion of the Work for its intended purpose, OWNER shall have accepted that portion of the Work as Mechanically Complete. NELSON BAKER shall issue the Certificate of Mechanical Completion with the date of Mechanical Completion fixed as the date which OWNER began use of that portion of the Work.

4.06 Final Completion, Final Inspection

A. Upon written notice from NELSON BAKER that the entire Work is complete, OWNER will make a final inspection with NELSON BAKER and will notify NELSON BAKER in writing of all particulars in which this inspection reveals that the Work is incomplete or Defective, as well as a list of items to be completed or corrected before Final Payment ("Final Completion Punch List Items"). NELSON BAKER shall immediately take such measures as are necessary to complete such Work or remedy such deficiencies.

4.07 Force Majeure

A. A Party shall not be liable, directly or indirectly, for any delay in the Work schedule caused by carriers; damage to equipment while in transit to site; labor strikes; explosions (not caused by such Party); fires (not caused by such Party); floods; storms; or other acts of God; any change in Applicable Law; order or judgment of a court of law; approval of building or environmental permits. If NELSON BAKER is delayed in the performance or progress of the Work by fire (not caused by NELSON BAKER), flood, epidemic, abnormal weather conditions, acts of God, time constraints or delays caused by OWNER, , then NELSON BAKER shall be entitled to an equitable adjustment in Contract Times.

ARTICLE 5 – CONTRACT PRICE

5.01 OWNER shall pay NELSON BAKER for completion of the Work in accordance with the Contract Documents an amount in current US funds equal to the sum of the amounts determined pursuant to the Contract Price.

A. Contract Price. The Work described in the Scope of Work set forth in ***Exhibit A*** and the Proposal shall be performed by NELSON BAKER on the basis of a fixed price of [***] ("Contract Price"). The Contract Price includes design, engineering, construction management, procurement, overhead and profit for the Work. Neither OWNER, its Lender(s) nor any of their agents shall have the right to audit, inspect or otherwise obtain from NELSON BAKER (or its Subcontractors or Suppliers) any invoice, record, document or information relating to the cost of the equipment, materials, labor or supplies for the Work covered by the Contract Price, other than as required by Laws or Regulations, or for purposes of dispute resolution.

5.02 Cost of the Work

A. Costs Included: The term Cost of the Work means the sum of all costs necessarily incurred and paid by NELSON BAKER in the proper performance of the Work. When the value of Work covered by a Change Order or when a Claim for an adjustment in Contract Price is determined on the basis of Cost of the Work, the costs to be reimbursed to NELSON BAKER will be only those additional or incremental costs required because of the change of the Work or because of the event giving rise to the Claim. Except as otherwise may be agreed to in writing by OWNER, such costs shall not include any of the costs itemized in Paragraph 5.02B, and shall include only the following items:

1 Costs for employees in the direct employ of NELSON BAKER in the performance of the Work under the Contract Documents agreed upon by OWNER and NELSON BAKER.

2 Cost of all materials and equipment furnished and incorporated in the Work by NELSON BAKER, including costs of transportation and storage thereof, and Suppliers' field services required in connection therewith. All cash discounts shall accrue to NELSON BAKER.

3 Payments made by NELSON BAKER to Subcontractors for Work performed or furnished by Subcontractors.

4 Payments made by NELSON BAKER for Design Professional Services.

5 Costs of special consultants (including but not limited to engineers, architects, testing laboratories, surveyors, attorneys, and accountants) employed for services specifically related to the Work.

*****Confidential information redacted.**

6 Supplemental costs including the following items:

a. The proportion of necessary transportation, travel and subsistence expenses of NELSON BAKER's employees incurred in discharge of duties connected with the Work.

b. Cost, including transportation and maintenance, of materials, supplies, equipment, machinery, appliances, office and temporary facilities at the Site and hand tools not owned by the workers, which are consumed in the performance of the Work, and cost, less market value, of such items used but not consumed which remain the property of NELSON BAKER.

c. Rentals of equipment and machinery and the parts thereof whether rented from NELSON BAKER or others in accordance with rental agreements approved by OWNER, and the costs of transportation, loading, unloading, installation, dismantling and removal thereof. All such costs shall be in accordance with the terms of said rental agreements. The rental of any such equipment, machinery or parts shall cease when the use thereof is no longer necessary for the Work.

d. Sales, consumer, use, and other similar taxes related to the Work, and for which NELSON BAKER is liable, imposed by Laws or Regulations.

B. Costs Excluded: The term Cost of the Work shall not include any of the following items:

1 Payroll costs and other compensation of NELSON BAKER's officers, executives, principals (of partnerships and sole proprietorships), general managers, engineers, architects, estimators, attorneys, auditors, accountants, purchasing and contracting agents, expediters, timekeepers, clerks and other personnel employed by NELSON BAKER whether at the Site or in NELSON BAKER's principal or a branch office for general administration of the Work and not specifically included in the agreed upon schedule of job classifications referred to in Paragraph 5.02A.1, all of which are to be considered administrative costs covered by NELSON BAKER's fee.

2 Expenses of NELSON BAKER's principal and branch offices other than NELSON BAKER's office at the Site when required.

3 Any part of NELSON BAKER's capital expenses, including interest on NELSON BAKER's capital employed for the Work and charges against NELSON BAKER for delinquent payments.

4 Costs due to the negligence of NELSON BAKER, any Subcontractor, or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable, including but not limited to the correction of defective Work, disposal of materials or equipment wrongly supplied, and making good any damage to property.

5 Other overhead or general expense costs of any kind and the costs of any item not specifically and expressly included in Paragraph 5.02A.

5.03 OWNER represents and warrants that the Project is a private construction project and that no Federal loans, public funds, Bonds, grants or other non-private funds have been or will be used by OWNER to pay for the entire Project or any portion of the Project when the use of such funds will require compliance with any local, state, federal or international wage payments requirement including, but not limited to, prevailing wage regulations, Davis-Bacon Act, collective bargaining or other similar wage requirements. OWNER acknowledges that the Contract Price for the Project does not include the cost for NELSON BAKER or any of NELSON BAKER's Subcontractors or Suppliers at any level to comply with any special wage requirements and OWNER agrees to be solely responsible for all such costs and to indemnify and hold NELSON BAKER and NELSON BAKER's Subcontractors and Suppliers harmless from any claim that Work performed on the Project is subject to prevailing wage, Davis-Bacon Act, collective bargaining or other similar special wage requirements.

In the event OWNER takes any action (including, but not limited to, making applications for and/or accepting USDA or other Federal loans, public funding, Bond or grant funding or executing a Project Labor Agreement) that potentially creates a special wage requirement for NELSON BAKER or NELSON BAKER's Subcontractors and/or Suppliers on the Project, OWNER will give NELSON BAKER written notice of such action no later than ten days after taking such action, and provide NELSON BAKER with all relevant information necessary for NELSON BAKER to determine the impact to NELSON BAKER and/or its Subcontractors and/or Suppliers of such action. In the event that NELSON BAKER or its Subcontractors and/or Suppliers at any level are required to assist in the preparation of any special allocations, schedules, certifications or other documentation to support OWNER in its effort to obtain special funding for the Project, OWNER will promptly execute a Change Order with NELSON BAKER that fairly compensates NELSON BAKER and its Subcontractors for such assistance, and for the resulting increased labor cost.

ARTICLE 6 – PAYMENT PROCEDURES

6.01 Prior to Mechanical Completion, NELSON BAKER shall issue monthly Applications for Payment based upon the progress of the Work. Each progress payment will be made in an amount as set forth in the applicable Application for Payment. Such amount shall be equal to (a) the total Contract Price (Contract Price as adjusted for any Change Orders), multiplied by (b) the percentage of completion of the Work (based upon the Schedule of Values), less (c) the sum of (i) the applicable Down Payment credit, and (ii) the aggregate of all previous payments made to date (if any), and (iii) the percent retainage of the current application amount, as defined in NELSON BAKER's Proposal, if applicable. OWNER shall pay the amount set forth in the Application for Payment as follows:

A. OWNER will accept the Application if, within fifteen (15) Business Days of receipt of each Application for Payment, OWNER does not return the Application to NELSON BAKER indicating in writing its reasons for refusing to accept the Application, in

which case NELSON BAKER shall make the necessary corrections and resubmit the Application. Upon OWNER's acceptance of such Application the amount will become due within ten (10) Business Days and when due will be paid by OWNER to NELSON BAKER.

B. Upon a subsequent determination that OWNER's refusal of payment was not justified, the amount wrongfully withheld will be treated as an amount due and subject to interest as provided in the Agreement.

C. All monies not paid when due shall bear interest at the rate of eighteen percent (18%) per annum.

6.02 Upon Final Completion, NELSON BAKER will submit an Application for Final Payment in an amount sufficient to increase total payments to NELSON BAKER to equal one hundred percent (100%) of the total contract price (Contract Price as adjusted for any Change Orders). If the Work would be Finally Complete but for the Work that is outside of the control of NELSON BAKER, but within the control of the OWNER or OWNER's subcontractors, the Work will be deemed Finally Complete for payment purposes.

6.03 After NELSON BAKER has completed all Punch List Items, NELSON BAKER may make application for Final Payment following the procedure for progress payments.

A. The Application for Final Payment shall be accompanied (unless previously delivered) by NELSON BAKER's complete and legally effective release or waiver (satisfactory to OWNER) of all Liens arising out of or filed in connection with the Work. NELSON BAKER will provide the documentation called for in the Contract Documents (unless previously delivered) within a reasonable time of receipt of final payment from OWNER.

B. Within ten (10) Business Days of the Application for Final Payment OWNER will verify that NELSON BAKER has completed all Work, including all Mechanical Completion Punch List Items, and shall make the Final Payment.

6.04 Final Completion Delayed

A. If, through no fault of NELSON BAKER, Final Completion of the Work is significantly delayed, OWNER shall, upon receipt of NELSON BAKER's Application for Final Completion Payment, and without terminating the Agreement, make payment of the balance due for that portion of the Work fully completed and accepted.

6.05 Waiver of Claims

A. The making of final payment will constitute acceptance of the Work, or that portion of the Work, and a waiver of all Claims by OWNER against NELSON BAKER, except Claims arising from unsettled Liens, or from NELSON BAKER's continuing obligations under the Contract Documents.

6.06 Late Payments. In the event that an undisputed Application for Payment is not paid when due, in addition to any and all remedies available under this Agreement and at law or in equity, NELSON BAKER, at NELSON BAKER's sole discretion, (i) may impose, and OWNER shall pay, a late payment charge, of 18% per annum on the amount due (Contract Price as adjusted for any Change Orders) per day of delay. Additionally, if OWNER is late on undisputed payment each late Business Day will result in a two (2) Business Day extension to the Project Schedule.

ARTICLE 7 – NELSON BAKER REPRESENTATIONS

7.01 NELSON BAKER represents and warrants to OWNER:

A. NELSON BAKER is familiar with the Work to be performed by OWNER and others at the Site that relates to the Work as indicated in the Contract Documents.

B. NELSON BAKER has correlated the information known to NELSON BAKER, including reports and drawings identified in the Contract Documents, and all additional examinations, investigations, tests, studies and data necessary with respect to the Contract Documents.

C. NELSON BAKER and its Subcontractors shall perform all construction activities efficiently and with the requisite expertise, skill, competence, resources and care to satisfy the requirements of the Contract Documents and in accordance with all applicable Laws or Regulations. NELSON BAKER shall at all times exercise complete and exclusive control over the means, methods, sequences and techniques of construction.

D. NELSON BAKER is an Independent Contractor. This Agreement is not intended to establish any partnership, joint venture, employment, or other relationship between the Parties except that of independent contractors.

ARTICLE 8 – INSURANCE REQUIREMENTS

8.01 NELSON BAKER Insurance Requirements:

A. NELSON BAKER shall be required to furnish a performance, payment or other Bond for the Project in the form and on terms and conditions acceptable to OWNER. The cost of any such Bond is excluded from the Contract Price. Notwithstanding any provision of the Bond Contract or this Agreement to the contrary, the term "labor, materials or equipment" shall not include any and all design, architectural or engineering services and therefore the Bond will cover labor, materials or equipment only.

8.02 OWNER Insurance Requirements:

A. OWNER will deliver to NELSON BAKER, with copies to each additional insured and loss payee, certificates of insurance (and other evidence of insurance reasonably requested by NELSON BAKER or any other additional insured) which OWNER is required to purchase and maintain.

1. In addition to the insurance required to be provided by NELSON BAKER under this Agreement, OWNER at OWNER's option and expense, may purchase and maintain OWNER's own liability insurance to protect OWNER against claims which may arise from operations under the Contract Documents.

2. OWNER shall purchase and maintain property insurance upon the Construction at the Site in the amount of the full replacement cost thereof (subject to such deductible amounts as may be required by Laws or Regulations). This insurance will:

a. Include the interests of OWNER, OWNER's Consultant, NELSON BAKER, Subcontractors, and any other individuals or entities listed as a loss payee, and the officers, directors, members, partners, employees, agents, and other consultants and subcontractors of each and any of them, each of whom is deemed to have an insurable interest;

b. Be written on a Builder's Risk "all-risk" policy form that shall at least include insurance for physical loss and damage to the Construction, temporary buildings, false work, and all materials and equipment in transit and at any temporary storage site, and shall insure against at least the following perils or causes of loss: equipment breakdown, testing and start-up, fire, lightning, extended coverage, theft, vandalism and malicious mischief, flood, earthquake, collapse, debris removal, demolition occasioned by enforcement of Laws or Regulations, and water damage (other than that caused by flood), and such other perils or causes of loss;

c. Include expenses incurred in the repair or replacement of any insured property (including but not limited to fees and charges of engineers and architects);

d. Cover materials and equipment stored at the Site or at another location that was agreed to in writing by OWNER prior to being incorporated in the Construction, provided that such materials and equipment have been included in an Application for Payment approved by OWNER;

e. Allow for partial utilization by OWNER of the Work; and

f. Be maintained in effect until final payment is made unless otherwise agreed to in writing by OWNER and NELSON BAKER with thirty days' written notice to each other loss payee to whom a certificate of insurance has been issued.

3. OWNER shall purchase and maintain such additional property insurance as may be required by Laws or Regulations which will include the interests of OWNER, OWNER's Consultants, NELSON BAKER, Subcontractors, Suppliers, and any other individuals or entities listed as a loss payee, each of whom is deemed to have an insurable interest.

4. All the policies of insurance (and the certificates or other evidence thereof) required to be purchased and maintained by OWNER will contain a provision or endorsement that the coverage afforded will not be canceled or materially changed or renewal refused until at least 30 days' prior written notice has been given to NELSON BAKER and to each other loss payee to whom a certificate of insurance has been issued and will contain the requisite waiver provisions.

5. If NELSON BAKER requests in writing that other special insurance be included in the property insurance policies, OWNER shall, if possible, include such insurance, and the cost thereof will be charged to NELSON BAKER by appropriate Change Order. Prior to commencement of the Work at the Site, OWNER shall in writing advise NELSON BAKER whether or not such other insurance has been procured by OWNER.

6. All duty and responsibility to insure the Project and Site shall become the sole responsibility of OWNER immediately upon Mechanical Completion of the Work.

8.03 Waiver of Rights

A. OWNER and NELSON BAKER intend that all policies purchased in accordance with Paragraph 8.01A will protect OWNER, OWNER's Consultant, NELSON BAKER, Subcontractors, Suppliers, and all other individuals or entities listed as a loss payee (and the officers, directors, members, partners, employees, agents, and other consultants and subcontractors of each and any of them) in such policies and will provide primary coverage for all losses and damages caused by the perils or causes of loss covered thereby. All such policies shall contain provisions to the effect that in the event of payment of any loss or damage the insurers will have no rights of subrogation or recovery against any of the insured's or loss payees there under. OWNER and NELSON BAKER waive all subrogation rights against each other and their respective officers, directors, members, partners, employees, agents, and other consultants and subcontractors of each and any of them for all losses and damages caused by, arising out of or resulting from any of the perils or causes of loss covered by such policies and any other property insurance applicable to the Work; and, in addition, waive all such rights against OWNER's Consultant, Subcontractors, Suppliers, and all other individuals or entities identified as insured's or loss payees under such policies for losses and damages so caused. None of the above waivers shall extend to the rights that any party making such waiver may have to the proceeds of insurance held by OWNER as trustee or otherwise payable under any policy so issued.

B. OWNER waives all rights against NELSON BAKER, Subcontractors, and Suppliers and the owners, officers, directors, members, employees and agents of any of them for:

1. Loss due to business interruption, loss of use, or other consequential loss extending beyond direct physical loss or damage to OWNER's property caused by, arising out of or resulting from fire or other peril whether or not insured by OWNER; and

2. Loss or damage to the completed Project or any part thereof caused by, arising out of, or resulting from fire or other insured peril or cause or loss covered by any property insurance maintained on the completed Project or part thereof by OWNER.

3. Loss due to business interruption, loss of use, or other consequential loss extending beyond direct physical loss or damage to OWNER's property caused by, arising out of or resulting from inadequate or incorrect information provided by OWNER.

C. Any insurance policy maintained by OWNER covering any loss, damage or consequential loss referred to in Paragraph 8.01A shall contain provisions to the effect that in the event of payment of any such loss, damage, or consequential loss, the insurers will have no rights of recovery against NELSON BAKER, Subcontractors, Suppliers, OWNER's Consultant, and the officers, directors, members, partners, employees, agents, and other consultants and subcontractors of each and any of them.

8.04 Receipt and Application of Insurance Proceeds

A. Any insured loss under the policies of insurance will be adjusted with OWNER and made payable to OWNER as fiduciary for the insured's, as their interests may appear, subject to the requirements of any applicable insurance policy. OWNER shall deposit in a separate account any money so received, and shall distribute it in accordance with such agreement as the parties in interest may reach.

B. OWNER as fiduciary shall have power to adjust and settle any loss with the insurers unless one of the parties in interest shall object in writing within 30 days after the occurrence of loss to OWNER's exercise of this power. If such objection be made, OWNER as fiduciary shall make settlement with the insurers in accordance with such agreement as the parties in interest may reach. If no such agreement among the parties in interest is reached, OWNER as fiduciary shall adjust and settle the loss with the insurers and, if required in writing by any party in interest, OWNER as fiduciary shall give bond for the proper performance of such duties.

8.05 Acceptance of Insurance; Option to Replace

A. If either OWNER or NELSON BAKER has any objection to the coverage afforded by or other provisions of the insurance required to be purchased and maintained by the other party in accordance with this Agreement on the basis of their not complying with the Contract Documents, the objecting party shall so notify the other party in writing within fifteen days after receipt of the certificates (or other evidence requested) required by Paragraph 4.03C. OWNER and NELSON BAKER shall each provide to

the other such additional information in respect of insurance provided as the other may reasonably request. If either party does not purchase or maintain all of the insurance required of such party by the Contract Documents, such party shall notify the other party in writing of such failure to purchase prior to the start of the Work, or of such failure to maintain prior to any change in the required coverage. Without prejudice to any other right or remedy, the other party may elect to obtain equivalent insurance to protect such other party's interests at the expense of the party who was supposed to provide such coverage, and a Change Order shall be issued to adjust the Contract Price accordingly.

8.06 Partial Utilization, Acknowledgment of Property Insurance

A. If OWNER finds it necessary to occupy or use a portion or portions of the Work prior to Mechanical Completion of all the Work as provided in Paragraph 4.04, no such use or occupancy shall commence before the insurers providing the property insurance pursuant to Paragraph 4.03 have acknowledged notice thereof and in writing effected any changes in coverage necessitated thereby. The insurers providing the property insurance shall consent by endorsement on the policy or policies, but the property insurance shall not be canceled or permitted to lapse on account of any such partial use or occupancy.

ARTICLE 9 – CONTRACT DOCUMENTS

9.01 The Contract Documents consist of the following:

A. This Agreement between OWNER and NELSON BAKER; and

B. NELSON BAKER's Proposal PR20032R3 dated August 7, 2020; and

C. Conceptual Documents referenced in NELSON BAKER's Proposal; and

D. The following, which may be delivered, prepared, or issued after the Effective Date of this Agreement and are not attached hereto:

1. Written Notice to Proceed; and
2. All Change Orders amending, modifying or supplementing the Contract Documents pursuant to Paragraph 13.01; and
3. Specifications as defined in Paragraph 1.01A.; and
4. Drawings as defined in Paragraph 1.01A.

9.02 The Contract Documents may only be amended, modified, or supplemented as provided in Paragraph 9.05.

9.03 Intent. The Contract Documents comprise the entire agreement between OWNER and NELSON BAKER concerning the Work. The Contract Documents are complementary; what is called for by one is as binding as if called for by all. Except as otherwise required by applicable Laws and Regulations, the Contract Documents shall govern the obligations of the parties regarding the Work and Project.

9.04 Resolving Discrepancies

A. In the event of a discrepancy between the Conceptual Documents on the one hand and the Proposal or Drawings or Specifications on the other hand, the Conceptual Documents will control except when OWNER has approved a Transmittal pursuant to Paragraph 11.10A.

B. Except as otherwise specifically stated in the Contract Documents, the provisions of the Contract Documents shall take precedence in resolving any conflict, error, ambiguity, or discrepancy between the provisions of the Contract Documents and:

1. The provisions of any such standard, specification, manual, code, or instruction (whether or not specifically incorporated by reference in the Contract Documents); or

2. The provisions of any such Laws or Regulations applicable to the performance of the Work (unless such an interpretation of the provisions of the Contract Documents would result in violation of such Law or Regulation).

9.05 Amending and Supplementing Contract Documents

A. The Contract Documents may only be amended to provide for additions, deletions, and revisions in the Work or to modify the terms and conditions thereof by a signed Change Order.

9.06 Reuse of Documents

A. All documents including Drawings and Specifications prepared or furnished by NELSON BAKER, or any of its Subcontractors or Suppliers, pursuant to this Agreement are exclusively created for this Project and shall be owned exclusively by OWNER. All research conducted by NELSON BAKER for OWNER shall be the sole property of OWNER and shall be used by OWNER exclusively for this Project. To the greatest extent possible, any work product shall be deemed to be a "work made for hire" (as defined in the United States Copyright Act, 17 U.S.C. §101 et seq., as amended) and NELSON BAKER hereby unconditionally and irrevocably transfers and assigns to OWNER all rights, title and interest in any work product. The P arties also understand that some data and/or information open to the public domain, or commercially available, may be utilized by NELSON BAKER, and that NELSON BAKER cannot deliver exclusive ownership of data and/or information which it does not create, and that NELSON BAKER, its Subcontractors or Suppliers, do not hereby transfer the rights to any databases, underlying information or knowledge, used in the preparation of the work product. OWNER may make and retain copies for information

and reference in connection with the use and occupancy of the Project by OWNER and others. However, such documents are not intended or represented to be suitable for reuse by OWNER or others on extensions of the Project or on any other project. Any reuse or any continued use after any termination without written verification or adaptation by NELSON BAKER for the specific purpose intended will be at OWNER's sole risk and without liability or legal exposure to NELSON BAKER, and OWNER shall indemnify and hold harmless NELSON BAKER and Subcontractors from all claims, damages, losses and expenses including attorneys' fees arising out of or resulting therefrom. In the event OWNER intends to reuse the work product created by NELSON BAKER on extensions of the Project or on any other project, OWNER agrees to engage NELSON BAKER for the mechanical design and construction of such project upon terms and conditions mutually agreeable to both parties.

9.07 Electronic Data

A. The data furnished by OWNER to NELSON BAKER or NELSON BAKER to OWNER that may be relied upon are limited to the printed copies (also known as hard copies). Files in electronic media format of text, data, graphics, or other types are furnished only for the convenience of the receiving party. Any conclusion or information obtained or derived from such electronic files will be at the user's sole risk. If there is a discrepancy between the electronic files and the hard copies, the hard copies govern.

B. Because data stored in electronic media format can deteriorate or be modified inadvertently or otherwise without authorization of the data's creator, the party receiving electronic files agrees that it will perform acceptance tests or procedures within thirty days, after which the receiving party shall be deemed to have accepted the data thus transferred. Any errors detected within the thirty-day acceptance period will be corrected by the transferring party.

C. When transferring documents in electronic media format, the transferring party makes no representations as to long term compatibility, usability, or readability of documents resulting from the use of software application packages, operating systems, or computer hardware differing from those used by the data's creator.

D. All electronic data sent by NELSON BAKER electronically is assumed received by OWNER once sent.

ARTICLE 10 – AVAILABILITY OF LANDS; DIFFERING SITE CONDITIONS; REFERENCE POINTS; HAZARDOUS ENVIRONMENTAL CONDITIONS

10.01 Availability of Lands

A. OWNER shall furnish the Site. OWNER shall notify NELSON BAKER of any encumbrances or restrictions not of general application but specifically related to use of the Site with which NELSON BAKER will have to comply in performing the Work. Unless otherwise provided in the Contract Documents, OWNER will obtain in a timely manner and pay for easements for permanent structures or permanent changes in

existing facilities. If NELSON BAKER and OWNER are unable to agree on entitlement to or the amount or extent of any adjustments in the Contract Price or the Contract Times as a result of any delay in OWNER's furnishing the Site, NELSON BAKER may make a Claim therefore as provided in Paragraph 13.03.

10.02 Hazardous Environmental Condition at Site

A. NELSON BAKER will not be responsible for any Hazardous Environmental Condition encountered at the Site which was not identified in the Contract Documents to be within the scope of the Work. NELSON BAKER shall be responsible for materials creating a Hazardous Environmental Condition brought to the Site by NELSON BAKER, Subcontractors, Suppliers or anyone else for whom NELSON BAKER is responsible.

B. If NELSON BAKER encounters a Hazardous Environmental Condition, NELSON BAKER shall immediately: (i) secure or otherwise isolate such condition; (ii) stop all Construction in connection with such condition and in any area affected thereby (except in an emergency as required by Paragraph 11.09); and (iii) notify OWNER (and thereafter confirm such notice in writing). OWNER shall promptly determine the necessity of retaining a qualified expert to evaluate such condition or take corrective action, if any.

C. NELSON BAKER shall not be required to resume Construction in connection with such Hazardous Environmental Condition or in any such affected area until after OWNER has obtained any required permits related thereto and delivered to NELSON BAKER written notice (i) specifying that such condition and any affected area is or has been rendered safe for the resumption of Construction, or (ii) specifying any special conditions under which such Construction may be resumed safely. If OWNER and NELSON BAKER cannot agree as to entitlement to or the amount or extent of an adjustment, if any, in Contract Price or Contract Times as a result of such Construction stoppage or such special conditions under which Construction is agreed to be resumed by NELSON BAKER, either party may make a Claim therefore as provided in Paragraph 13.03.

D. If after receipt of the written notice set forth in Paragraph 10.02C above NELSON BAKER does not agree to resume Construction based on a reasonable belief it is unsafe, or does not agree to resume such Construction under such special conditions, then OWNER may order such portion of the Work that is related to such Hazardous Environmental Condition to be deleted from the Work in accordance with Paragraph 13.01B. If OWNER and NELSON BAKER cannot agree as to entitlement to or the amount or extent of an adjustment, if any, in Contract Price or Contract Times as a result of deleting such portion of the Work, then either party may make a Claim therefore as provided in Paragraph 13.03.

E. To the fullest extent permitted by Laws or Regulations, OWNER shall indemnify and hold harmless NELSON BAKER, Subcontractors, Suppliers and the officers, directors, partners, employees, agents, other consultants and subcontractors of each and any of them from and against all claims, costs, losses and damages (including but not limited

to all fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from such Hazardous Environmental Condition, provided that such Hazardous Environmental Condition: (i) was not shown or indicated in the Contract Documents to be included in the scope of the Work, and (ii) was not created by NELSON BAKER.

ARTICLE 11 – DUTIES AND OBLIGATIONS

11.01 Design Professional Services

A. Preliminary Design Phase: After the Contract Times commence to run, NELSON BAKER shall:

1. Consult with OWNER to understand OWNER's requirements for the Project and review available data;

2. On the basis of the Conceptual Documents and NELSON BAKER's Proposal, prepare preliminary design documents consisting of final design criteria, preliminary drawings, outline specifications, and written descriptions of the Project, as NELSON BAKER determines is necessary;

3. Furnish the preliminary design documents to and review them with OWNER. OWNER will have accepted the documents if within ten days OWNER does not provide written notice of rejection of documents, giving reasons therefore.

B. Final Design Phase: After acceptance by OWNER of the preliminary design phase documents NELSON BAKER shall:

1. Prepare final Drawings showing the scope, extent, and character of the Construction to be performed and furnished by NELSON BAKER and Specifications;

2. Provide technical criteria, written descriptions, and design data required for OWNER to obtain approvals of such governmental authorities as have jurisdiction to review or approve the final design of the Project, and assist OWNER in consultations with appropriate authorities;

3. Furnish the above documents, Drawings, and Specifications to and review them with OWNER for approval.

11.02 Services, Materials, and Equipment

A. Unless otherwise specified in the Contract Documents, NELSON BAKER shall furnish or cause to be furnished and assume full responsibility for all services, materials, equipment, labor, transportation, construction equipment and machinery, tools, appliances, fuel, heat, telephone, sanitary facilities, and all other facilities and incidentals necessary for the completion of the Work, excluding, specifically, power, light, water, temporary facilities and all other items designated as OWNER's responsibility set forth in the Proposal and Contract Documents.

B. Materials and equipment incorporated into the Work shall be as specified by NELSON BAKER, or in the Drawings or Specifications, or if not specified shall be of good quality or new, except as otherwise provided in the Contract Documents. All warranties and guarantees specifically called for by the Contract Documents shall expressly run to the benefit of OWNER.

C. Materials and equipment shall be stored, applied, installed, connected, erected, protected, used, and conditioned in accordance with the Contract Documents.

D. Equipment shall be stored outside unless otherwise agreed in the Contract Documents.

E. OWNER shall provide a suitable lay down area for any equipment and materials required to complete the Project.

11.03 Concerning Subcontractors, Suppliers, and Others

A. NELSON BAKER shall not be required to employ any Subcontractor, Supplier, or other individual or entity to furnish or perform any of the Work against whom NELSON BAKER has reasonable objection.

B. NELSON BAKER shall be responsible for scheduling and coordinating Subcontractors, Suppliers, and other individuals and entities performing or furnishing any of the Work under a direct or indirect contract with NELSON BAKER.

C. NELSON BAKER shall require all Subcontractors, Suppliers, and such other individuals and entities performing or furnishing any of the Work to communicate with the OWNER through NELSON BAKER.

11.04 Patent Fees and Royalties

A. To the fullest extent permitted by Laws or Regulations, OWNER shall indemnify and hold harmless NELSON BAKER and its officers, directors, members, partners, employees or agents, Subcontractors and Suppliers from and against all claims, costs, losses and damages (including but not limited to all fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from any infringement of patent rights or copyrights incident to the use in the performance of the Work or resulting from the incorporation in the Work of any invention, design, process, product or device required by OWNER in the Conceptual Documents.

B. To the fullest extent permitted by Laws or Regulations, NELSON BAKER shall indemnify and hold harmless OWNER and its officers, directors, members, partners, employees or agents, Subcontractors and Suppliers from and against all claims, costs, losses and damages (including but not limited to all fees and charges of engineers, architects, attorneys and other professionals and all court or arbitration or other dispute resolution costs) arising out of or resulting from any infringement of patent rights or copyrights incident to the use in the performance of the Work or operation of the Facility resulting from the incorporation in the Work or the Facility of any invention,

design, process, product or device required by NELSON BAKER in the Contract Documents.

11.05 Permits

A. Unless otherwise provided in the Contract Documents, OWNER shall obtain and pay for all necessary permits, licenses, and approvals of governmental authorities having jurisdiction over the Work. NELSON BAKER shall assist OWNER, when necessary, in obtaining such permits, licenses and approvals. OWNER shall pay all governmental charges and inspection fees necessary for the performance of the Work, which are applicable on the last day for receipt of Proposals. OWNER shall pay all charges of utility owners for connections for providing permanent service to the Work, and OWNER shall pay all charges of such utility owners for capital costs related thereto.

11.06 Laws or Regulations

A. OWNER shall give all notices required by and comply with all Laws and Regulations applicable to the performance of the Work. Except where otherwise expressly required by applicable Laws and Regulations, NELSON BAKER shall not be responsible for monitoring OWNER's compliance with any Laws or Regulations.

B. Changes in Laws or Regulations not known on the Effective Date having an effect on the cost or time of performance are subject to a change in Contract Price or Contract Times.

11.07 Taxes

A. OWNER shall, in addition to payment of the Contract Price, reimburse NELSON BAKER for all sales, consumer, use, gross receipts, excise, and other similar taxes which are applicable during the performance of the Work and are either paid by NELSON BAKER or are required to be reimbursed by NELSON BAKER to its Subcontractors, Suppliers, Engineers, or similar entity. Such requirements shall not apply to taxes payable by NELSON BAKER on the income of NELSON BAKER.

11.08 Record Documents

A. During the Contract Times, NELSON BAKER shall maintain in a safe place one record copy of all Drawings, Specifications and Change Orders, in good order and annotated to show all changes made during performance of the Work. These record documents together with all approved Transmittals will be available to OWNER for reference. Upon completion of the Work, these record documents and Transmittals will be delivered to OWNER.

11.09 Emergencies

A. In emergencies affecting the safety or protection of persons or the Work or property at the Site or adjacent thereto, NELSON BAKER is obligated to act to prevent threatened damage, injury or loss. NELSON BAKER shall give OWNER prompt written notice

if NELSON BAKER believes that any significant changes in the Work or variations from the Contract Documents have been caused thereby or are required as a result thereof. If a change in the Contract Price or Contract Times is required because of the action taken by NELSON BAKER in response to such an emergency, a Change Order will be issued.

11.10 Transmittal

A. OWNER will review Transmittals in accordance with the schedule of required Transmittals accepted by OWNER. OWNER will have accepted the Transmittals if within ten days OWNER does not provide written notice of rejection of Transmittals, giving reasons therefore. OWNER's review and approval will be only to determine if the items covered by the Transmittals will, after installation or incorporation in the construction, conform to the information given in the Contract Documents and be compatible with the design concept of the completed Project as a functioning whole as indicated by the Contract Documents.

11.11 Continuing the Work

A. NELSON BAKER may continue the Work during all disputes or disagreements with OWNER, except as NELSON BAKER and OWNER may otherwise agree in writing.

11.12 NELSON BAKER's General Warranty and Guarantee

A. NELSON BAKER warrants and guarantees to OWNER that all Construction will be in accordance with the Contract Documents and free from material Defects not intrinsic to the design or materials in the Contract Documents for one year from Mechanical Completion.

B. Should OWNER discover a Defect in materials or workmanship within one year from Mechanical Completion, OWNER shall notify NELSON BAKER in writing within five Business Days.

C. NELSON BAKER will use all reasonable efforts to obtain for OWNER manufacturers' guarantees or warranties for materials, components, or equipment included in the Construction. To the extent such warranties are assignable, NELSON BAKER will assign to OWNER all warranties that are granted to NELSON BAKER by suppliers of materials, components, or equipment obtained in conjunction with this Work. NELSON BAKER will obtain from its Subcontractors and suppliers any special or extended warranties required by the Contract Documents. NELSON BAKER's liability for such warranties is limited to the one-year correction period defined in this Section. After that period NELSON BAKER will provide OEM manuals to OWNER and provide reasonable assistance to the OWNER in enforcing the obligations therein.

D. NELSON BAKER's warranty and guarantee hereunder excludes Defects or damage caused by:

1. Abuse, unusual stress, accident, willful acts, negligence, disasters such as fire, flood, wind, and lightning, modification, or improper maintenance or operation or installation by persons other than NELSON BAKER; or

2. Normal wear and tear under normal usage; or

3. Failure of OWNER to provide required periodic and notified maintenance; or

4. Unauthorized or improper installation of attachments, repairs, or modifications; or

5. Use of any material, component, or piece of equipment which NELSON BAKER did not design, manufacture, supply, or repair.

E. NELSON BAKER warrants to OWNER that the repairs, parts, and services provided by NELSON BAKER under warranty for such Defective piece of equipment or material, not the system of which the Defective material is a part, will be free from Defects in materials and workmanship for the period of one year commencing on the date of the repair, installation of part, or the date of the service related to such Defective material.

F. To keep the General Warranty and Guarantee set forth in this Agreement, OWNER has the following responsibilities:

1. OWNER must make all efforts to prove that the Construction has been serviced as recommended by the equipment manufacturer, by properly qualified, certified maintenance staff. Failure to provide proof of service may terminate the warranty; and

2. OWNER must make all efforts to protect Construction from further damage in the event of mechanical breakdown or failure; and

3. OWNER must notify NELSON BAKER of any alterations or additions to the Construction and of any proposed departure from ordinary working conditions from which the Construction is designed to operate. NELSON BAKER must approve the alterations, additions, or changes in operation of the Construction in writing, in order for the General Warranty and Guarantee to remain in effect.

11.13 Indemnification

A. To the fullest extent permissible by Law, NELSON BAKER shall be responsible for, and shall hold harmless and indemnify OWNER, OWNER's Affiliates and its subcontractors from and against any and all claims, liabilities, costs, losses, damages and expenses (including, without limitation, legal fees and disbursements) of every kind and nature resulting from either:

1. Personal injury, including fatal injury and disease, to any of NELSON BAKER's, or its Affiliates', Subcontractors' or Sub-subcontractors' personnel; or

2. Loss of or damage to the property of NELSON BAKER or any of its Affiliates, or its Subcontractors or its Sub-subcontractors,

(or any combination of the foregoing) arising out of or in connection with this Agreement except to the extent the negligence or breach of duty of the OWNER, the OWNER's Affiliates or its or their Subcontractors caused or contributed to either such personal injury or property damage (or both).

ARTICLE 12 – OWNER'S RESPONSIBILITIES

12.01 General

A. In addition to specific requirements set forth in other sections of this Agreement, OWNER shall do the following in a timely manner so as not to delay the services of NELSON BAKER:

1. Provide such legal services as OWNER may require with regard to legal issues pertaining to the Project including any that may be raised by NELSON BAKER, provided, however, that OWNER shall not be required to provide such services if doing so creates a conflict of interests for or with OWNER;

2. Provide the evidence of available financing set forth in Paragraph 4.01 hereof. Unless such evidence is furnished, NELSON BAKER is not required to commence the Work,;

3. Make payments to NELSON BAKER promptly when they are due, in accordance with Paragraphs 6.01, *et seq*;

4. Furnish to NELSON BAKER, as required for performance of NELSON BAKER's services, the following, when applicable, all of which NELSON BAKER may use and rely upon in performing services under this Agreement:

   a. Environmental assessment and impact statements;

   b. Property, boundary, easement, right-of-way, topographic, and utility surveys;

   c. Property descriptions;

   d. Zoning, deed, and other land use restrictions;

   e. Engineering surveys to establish reference points for design and construction which in OWNER's judgment are necessary to enable NELSON BAKER to proceed with the Work;

   f. Assistance to NELSON BAKER in filing documents required to obtain necessary permits, licenses, and approvals of governmental authorities having jurisdiction over the Project;

g. Permits, licenses, and approvals of government authorities OWNER is specifically required to obtain by the Contract Documents; and

h. Identify all reports known to OWNER of explorations and tests of subsurface conditions at or contiguous to the Site, all drawings known to OWNER of physical conditions relating to existing surface or subsurface structures at the Site, and any information or data known to OWNER concerning underground facilities at the Site.

5. Provide information known to OWNER relating to the presence of materials and substances at the Site which could create a Hazardous Environmental Condition;

6. Obtain such additional geotechnical and related information which NELSON BAKER deems necessary for performance of the Work;

7. Notify NELSON BAKER as soon as possible of any material issues and concerns;

8. Designate the OWNER representative who is capable of making decisions on behalf of the OWNER;

9. Provide all subsurface reports consistent with a buildable site that is provided by the OWNER;

10. When the OWNER has a safety program the OWNER will be responsible for safety at the Site.

12.02 Limitations on OWNER's Rights and Responsibilities

A. The OWNER shall not supervise, direct, or have control or authority over, nor be responsible for, NELSON BAKER's means, methods, techniques, sequences, or procedures of construction or the safety precautions and programs incident thereto, unless called for by the Contract Documents.

B. The OWNER shall not directly engage or contract with any Subcontractors unless and until such Subcontractor has completed all duties and obligations owed to NELSON BAKER under any Subcontract for the Project.

12.03 OWNER's Consultant

A. OWNER's Consultant, if any, has no duty, responsibility, or authority with respect to NELSON BAKER. Cost of such consultant is the OWNER's responsibility.

12.04 Compliance with Safety Program

A. While at the Site, OWNER's employees, contractors and representatives shall comply with the specific applicable requirements of any safety programs implemented by NELSON BAKER for the Project.

12.05 Indemnification

A. To the fullest extent permissible by Law, OWNER shall be responsible for, and shall hold harmless and indemnify NELSON BAKER, NELSON BAKER's Affiliates and its subcontractors from and against any and all claims, liabilities, costs, losses, damages and expenses (including, without limitation, legal fees and disbursements) of every kind and nature resulting from either:

1. Personal injury, including fatal injury and disease, to any of OWNER's, or its Affiliates', Subcontractors' or Sub-subcontractors' personnel; or

2. Loss of or damage to the property of OWNER or any of its Affiliates, or its Subcontractors or its Sub-subcontractors,

(or any combination of the foregoing) arising out of or in connection with this Agreement, except to the extent it is caused by the negligence or breach of duty by NELSON BAKER, NELSON BAKERS's Affiliates or its or their subcontractors caused or contributed to either such personal injury or property damage (or both).

ARTICLE 13 – CHANGES IN THE WORK; CLAIMS

13.01 Authorized Changes in the Work

A. OWNER may, at any time, or from time to time and with lender notification, order additions, deletions, or revisions in the Work within the general scope of the Agreement by a Change Order. Upon receipt of any such document, NELSON BAKER shall promptly proceed with the Work involved which will be performed under the applicable conditions of the Contract Documents (except as otherwise specifically provided).

B. OWNER and NELSON BAKER shall execute appropriate Change Orders covering:

1. Changes in the Work which are (i) ordered by OWNER pursuant to Article 13, (ii) required because of acceptance of Defective Construction under Paragraph 15.04, (iii) required because of Hazardous Environmental Conditions pursuant to Paragraph 10.02D, or (iv) agreed to by the parties; and

2. Changes in the Contract Price or Contract Times which are agreed to by the parties, including any undisputed sum or amount of time for Work actually performed in accordance with the Contract Documents or a Change Order.

13.02 Unauthorized Changes in the Work

A. NELSON BAKER shall not be entitled to an increase in the Contract Price or an extension of the Contract Times with respect to any Work performed that is not required by the Contract Documents as amended, modified and supplemented, except in the case of an emergency as provided in Paragraph 11.09.

13.03 Claims

A. Notice: If OWNER and NELSON BAKER are unable to agree on entitlement to, or on the amount or extent, if any, of an adjustment in the Contract Price or an adjustment of the Contract Times that should be allowed as a result of any Change Order or other occurrence for which the Contract Documents provide that such adjustment(s) may be made, a Claim may be made therefore. Written notice of intent to make such a Claim shall be submitted to the other party promptly and in no event more than fifteen days after the start of the occurrence or event giving rise to the Claim.

B. Resolution: The parties mutually agree to cooperate with each other to timely resolve any disputes or Claims in a professional manner.

ARTICLE 14 – CHANGE OF CONTRACT PRICE; CHANGE OF CONTRACT TIMES

14.01 Change of Contract Price

A. The Contract Price may only be changed by a Change Order. Any Claim for an adjustment in the Contract Price shall be based on written notice delivered by the party making the Claim to the other party promptly in accordance with Paragraph 13.03.

B. NELSON BAKER's Fee: NELSON BAKER's fee for overhead and profit on Change Orders is a fixed fee of 18.5%, plus all increases in Bond fees due to increased Contract Price.

C. Change Orders will be valued in accordance with ***Exhibit F*** Change Order Rates.

14.02 Change of Contract Times

A. The Contract Times may only be changed by a Change Order.

B. Delays Beyond NELSON BAKER's Control: Where NELSON BAKER is prevented from completing any part of the Work within the Contract Times due to delay beyond the control of NELSON BAKER as set forth in Paragraph 4.07, the Contract Times will be extended in an amount equal two (2) days for every one day of time lost due to such delay if a Claim is made therefore as provided in Paragraph 13.03.

C. If OWNER or other contractor or utility owners performing other work for OWNER or anyone for whom OWNER is responsible, delays, disrupts, or interferes with the performance or progress of the Work, then NELSON BAKER shall be entitled to an equitable adjustment in the Contract Price or the Contract Times, or both.

ARTICLE 15 – TESTS AND INSPECTIONS; CORRECTION, REMOVAL OR ACCEPTANCE OF DEFECTIVE CONSTRUCTION

15.01 Notice of Defects

A. OWNER shall give NELSON BAKER written notice of all Defective Construction of which OWNER has knowledge within five Business Days of OWNER's discovery of said Defect. All Defective Construction may be rejected, corrected or accepted as provided in this Article 15, and subject to the Warranty provisions of Paragraph 11.12 hereof.

15.02 Correction or Removal of Defective Construction

A. OWNER will have authority to disapprove or reject Defective Construction and will have authority to require special inspection or testing of the Construction whether or not the Construction is fabricated, installed or completed. If required by OWNER, NELSON BAKER shall promptly, as directed, either correct all Defective Construction, whether or not fabricated, installed or completed, or, if the Construction has been rejected by OWNER, remove it from the Site and replace it with non-Defective Construction. NELSON BAKER shall bear all direct, indirect, and consequential costs of such correction or removal (including but not limited to fees and charges of engineers, architects, attorneys and other professionals and all court, arbitration, or other dispute resolution costs) arising out of or relating to such correction or removal.

15.03 Correction Period

A. If, prior to acceptance of Mechanical Completion, or within the Warranty period provided in Paragraph 11.12 hereof, any Construction is found to be Defective, NELSON BAKER shall promptly, without cost to OWNER and in accordance with OWNER's written instructions, (i) correct such Defective Construction, or, if it has been rejected by OWNER, remove it from the Site and replace it with Construction that is not Defective, and (ii) satisfactorily correct or remove and replace any damage to other Construction or the work of others resulting there from.

15.04 Acceptance of Defective Construction

A. If, instead of requiring correction or removal and replacement of Defective Construction, OWNER prefers to accept it, OWNER may do so. If any such acceptance occurs prior to Final Payment, a Change Order will be issued incorporating the necessary revisions in the Contract Documents with respect to the Construction; and OWNER shall be entitled to an appropriate decrease in the Contract Price, and, if the parties are unable to agree as to the amount thereof, OWNER may make a Claim therefore. Notwithstanding the foregoing, any Defective Construction known by OWNER and not disclosed to NELSON BAKER at the time of acceptance and Final Payment shall be deemed to be accepted by OWNER and NELSON BAKER shall have no obligation to correct, or remove and replace such Defect, or make any payment to OWNER with respect thereto. For purposes of this Section, Defective Construction

shall be known to OWNER only if it is within the actual knowledge of any officer, director, manager member, designated construction representative, Owner's Consultant, employee or management for OWNER.

ARTICLE 16 – SUSPENSION OF WORK, DEFAULT AND TERMINATION

16.01 OWNER May Suspend Work

A. OWNER may suspend the Work or any portion thereof for a period of not more than sixty (60) days by notice in writing to NELSON BAKER which will fix the date on which Work will be resumed. NELSON BAKER shall resume the Work on the date so fixed. NELSON BAKER shall be allowed an adjustment in the Contract Price or an extension of the Contract Times, or both, directly attributable to any such suspension if NELSON BAKER makes a Claim therefore as provided in Paragraph 13.03.

16.02 OWNER May Terminate for Cause

A. The occurrence of any one or more of the following events of default justifies termination for cause:

1. NELSON BAKER's persistent failure to perform the Work in accordance with the Contract Documents (including, but not limited to, failure to supply sufficiently skilled workers or suitable materials or equipment or failure to adhere to the progress schedule as may be adjusted from time to time).

2. NELSON BAKER's disregard of Laws or Regulations of any public body having jurisdiction.

3. NELSON BAKER's material violation of provisions of the Contract Documents.

B. If one or more of the events identified in Paragraph 16.02A occur, OWNER may, after giving NELSON BAKER thirty (30) Business Days' written notice, terminate the services of NELSON BAKER, take possession of any completed Drawings and Specifications prepared by or for NELSON BAKER (subject to the indemnification provisions of Paragraph 11.13), exclude NELSON BAKER from the Site, and take possession of the Work.

C. Notwithstanding Paragraph 16.02B, NELSON BAKER's services will not be terminated if NELSON BAKER begins, within seven (7) Business Days of receipt of notice of intent to terminate, to correct its failure to perform and proceeds diligently to cure such failure within no more than thirty days of receipt of said notice.

16.03 NELSON BAKER May Stop Work or Terminate if:

A. through no act or fault of NELSON BAKER, the Work is suspended for a period of more than sixty days by OWNER or under an order of court or other public authority; or

B. OWNER fails to make a payment when due, in accordance with Paragraph 6.06 hereof,

then NELSON BAKER may, upon seven (7) Business Days' written notice to OWNER, and provided OWNER does not remedy such suspension or failure within seven (7) Business Days of receipt of notice, terminate the Agreement and recover from OWNER payment on the same terms as provided in Articles 5 and 6.

C. In lieu of terminating the Agreement and without prejudice to any other right or remedy, if OWNER has failed to make a payment when due, in accordance with Paragraph 6.06, NELSON BAKER may, upon seven (7) Business Days' written notice to OWNER, stop the Work until payment is made of all such amounts due NELSON BAKER, including interest thereon. The provisions of this Paragraph 16.03A are not intended to preclude NELSON BAKER from making a Claim under Paragraph 13.03 for an increase in Contract Price or Contract Times or otherwise for expenses or damage directly attributable to NELSON BAKER's stopping Work as permitted by this paragraph.

16.04 Payment upon Termination

A. If this Agreement is terminated, NELSON BAKER shall be paid by OWNER for all services performed in accordance with the Contract Documents through the date of termination, actual expenses and amounts owed by NELSON BAKER at the time of notice of termination, and cancellation charges for any close-out activities requested by OWNER.

ARTICLE 17 – GOVERNING LAW AND JURISDICTION

17.01 Mediation

A. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the Parties may mutually agree to first try in good faith to settle the dispute by mediation under the rules of the American Arbitration Association's Commercial Mediation Procedures the dispute resolution procedure set forth herein. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof which remains unresolved for more than thirty (30) days after commencement of mediation shall be settled in accordance with Paragraph 17.02 below.

17.02 Binding Arbitration

A. This Agreement and all matters arising from or connected with it shall be governed by and construed in accordance with the laws of the State of South Dakota, without regard to the conflict of law provisions thereof.

B. Any dispute, controversy or claim arising from or connected with this Agreement, including, without limitation, one regarding the existence, validity or termination of this Agreement or the consequences of its nullity (a "Dispute") shall be finally resolved by arbitration using the Rules of the American Arbitration Association's Commercial

Arbitration Rules and Arbitration Procedures which are deemed to be incorporated by reference into this section. However, the arbitration shall not be filed with the American Arbitration Association or operate under its auspices. Rather, the parties shall mutually agree upon a single arbitrator who is licensed to practice law and certified as a neutral ("a Neutral"); if the parties cannot agree upon a Neutral, then each party shall select a Neutral who has no current or prior attorney-client relationship with either party and the selected Neutrals shall then select a Neutral to serve as the single arbitrator.

C. The seat of the arbitration shall be the City of Sioux Falls, South Dakota, and the language of the arbitration shall be English.

D. The failure or refusal of any party, having been given due notice thereof, to participate at any stage of the arbitration proceedings shall not prevent the proceedings from continuing, nor shall such failure or refusal impair the validity of the award or cause the award to be void or voidable, nor shall it be a basis for challenge of the validity or enforceability of the award or of the arbitration proceedings.

E. The parties waive any right to refer points of law or to appeal to the courts, to the extent that such waiver can validly be made.

F. The parties agree that the arbitrator shall have the power to order on a provisional basis any relief which it would have power to grant in a final award.

G. Any arbitral award shall be binding from the day it is made and judgment upon the award may be entered in any court of competent jurisdiction.

H. Notwithstanding the foregoing, either party may seek interim measures of protection, including temporary, preliminary and injunctive relief from a court of competent jurisdiction, but only to the extent necessary to obtain, or to challenge the grant or continuation of, that relief. The parties shall otherwise still be required to act in accordance with this Paragraph 17.02 as if no application for interlocutory relief had been made.

ARTICLE 18 - MISCELLANEOUS

18.01 No assignment by a Party hereto of any rights under or interests in the Contract Documents will be binding on another Party hereto without the written consent of the party sought to be bound; and, specifically but without limitation, moneys that may become due and moneys that are due may not be assigned without such consent (except to the extent that the effect of this restriction may be limited by law), and unless specifically stated to the contrary in any written consent to an assignment no assignment will release or discharge the assignor from any duty or responsibility under the Contract Documents, provided, however, that OWNER may assign this Agreement and the Contract Documents to an Affiliate or to an institutional lender providing construction financing for the Project, as long as the assignment is no less favorable to NELSON BAKER than this Agreement. In the event of such assignment, NELSON BAKER shall execute any consents reasonably required. In such event, the wholly owned subsidiary or lender shall assume the OWNER's rights and obligations under the Contract Documents.

18.02 Mutual Waiver of Consequential Damages

A. OWNER and NELSON BAKER agree to waive all claims against each other for any consequential damages that may arise out of or relate to this Agreement and the Contract Documents. OWNER agrees to waive damages including but not limited to the OWNER's loss of use of the Project, any rental expenses incurred, loss of income, profit or financing related to the Project, as well as the loss of business, the services of employees, or loss of reputation. NELSON BAKER agrees to waive damages including but not limited to the loss of business, loss of financing, principal office overhead and expenses, loss of profits not related to this Project, loss of bonding capacity or loss of reputation. This section shall not be construed to preclude contractual provisions for liquidated damages when such provisions relate to direct damages only. The provisions of this section shall also apply to the termination of this Agreement and shall survive such termination.

B. Except for any damages or civil penalties incurred as a result of OWNER's failure to comply with any programs or requirements referenced in Section 5.03 above, neither Party will be responsible to the other for treble, exemplary, moral or punitive damages, or any type of non-compensatory damages, no matter how they are described.

18.03 Any provision or part of the Contract Documents (not including the Specifications and Drawings) held to be void or unenforceable under any Law or Regulation shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon OWNER and NELSON BAKER, who agree that the Contract Documents shall be reformed to replace such stricken provision or part thereof with a valid and enforceable provision that comes as close as possible to expressing the intention of the stricken provision.

18.04 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement that is binding upon all of the parties hereto. Facsimile, PDF, or similar reproductions of signatures of the parties hereto shall be binding.

18.05 The parties acknowledge that each party and their counsel have had the opportunity to review and negotiate the terms and conditions of this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be construed against the drafting party shall not by employed in the interpretation of this Agreement or any Exhibits or Amendments hereto.

18.06 The OWNER agrees to allow NELSON BAKER the right to advertise, in any way, the Work being performed by NELSON BAKER. The OWNER agrees to provide any performance data necessary for NELSON BAKER to advertise the Work. The OWNER agrees it will assist in the coordination of any tours necessary for NELSON BAKER to showcase the Work.

18.07 The OWNER acknowledges that clerical mistakes such as spelling errors, reference errors, and other errors are possible and hereby give NELSON BAKER the right to correct any such errors.

18.08 All representations, indemnifications, warranties and guarantees made in, required by or given in accordance with the Contract Documents, as well as all continuing obligations indicated in the Contract Documents, will survive final payment, completion and acceptance of the Work and termination or completion of the Contract.

IN WITNESS WHEREOF, OWNER and NELSON BAKER have signed this Agreement in duplicate. One counterpart each has been delivered to OWNER and NELSON BAKER. All portions of the Contract Documents have been signed, initialed or identified by OWNER and NELSON BAKER.

OWNER: Highwater Ethanol, LLC	Nelson Baker Biotech, Inc.
By: /s/ Brian Kletscher	By: /s/ Jerry Baker
Date: 08/26/2020	Date: 08/26/2020
Its CEO	Its CEO
Address for giving notices:	Address for giving notices:
Highwater Ethanol, LLC	Nelson Baker Biotech, Inc.
24500 US Hwy 14	500 W Hanger Street
Lamberton, MN 56152	Sioux Falls, SD 57104
Designated Representative:	Designated Representative:
Name:	Name: Jerry Baker
Title:	Title: CEO
Address: 24500 US Hwy 14	Address: 500 W Hanger Street
Lamberton, MN 56152	Sioux Falls, SD 57104
Phone: 507.752.6160	Phone: 605.275.2025
Facsimile: 507.752.6162	Facsimile: 605.385.0007